Re: Questions 72DD1, 77DD2, 73A, 74U1, 74U2, 74V1 and 74V2

The following funds offer Class A, Class C and Class I shares.

Emerging Markets Fund 			(Series 1)
Asia Fund 				(Series 2)
Emerging Markets Great Consumer Fund 	(Series 5)
Asia Great Consumer Fund 		(Series 6)
Global Great Consumer Fund 		(Series 7)
Global Dynamic Bond Fund 		(Series 8)


The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the year ended April 30, 2015 :
			            Distributions    Distribution
Class A:			     	 (000's)         per share

Emerging Markets Fund        		-		-
Asia Fund				-          	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-	        -
Global Dynamic Bond Fund		12	     $0.210839

Class C:

Emerging Markets Fund       		-		-
Asia Fund				-      		-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-		-
Global Dynamic Bond Fund		9	    $0.143669

Class I:

Emerging Markets Fund       		-	        -
Asia Fund				-   	       	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-	        -
Global Dynamic Bond Fund		261	     $0.233884



Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at April 30, 2015:

 	 				NAV		Shares
							Outstanding
  					                (000's)
Class A:

Emerging Markets Fund       		10.46          	38
Asia Fund				11.90         	46
Emerging Markets Great Consumer Fund	13.05		1,816
Asia Great Consumer Fund		14.35 		842
Global Great Consumer Fund		13.62		80
Global Dynamic Bond Fund		10.36		55

Class C:

Emeriging Markets Fund       		10.10      	75
Asia Fund	     			11.46       	42
Emerging Markets Great Consumer Fund	12.60 		1,894
Asia Great Consumer Fund		13.85		476
Global Great Consumer Fund		13.26		69
Global Dynamic Bond Fund		10.32		60


Class I:

Emerging Markets Fund       		10.57         	928
Asia Fund	     			12.07        	2,412
Emerging Markets Great Consumer Fund	13.19		12,912
Asia Great Consumer Fund		14.49		6,884
Global Great Consumer Fund		13.71		900
Global Dynamic Bond Fund		10.37		1,048